                                                                    EXHIBIT 11.1

                           MILLENNIUM CHEMICALS INC.
                       COMPUTATION OF PER SHARE EARNINGS

                                                                                      EARNINGS
                                                                       WEIGHTED        (LOSS)
                                                          SHARES        AVERAGE          PER
                                                        OUTSTANDING   # OF SHARES       SHARE
                                                        -----------   -----------   -------------
BASIC
Shares of Common Stock outstanding at December 31,
  1997................................................   75,099,648   74,484,588
                                                        -----------   ----------
                                                        -----------   ----------
    Income from continuing operations.................                              $ 188,000,000
                                                                                    -------------
    Weighted average shares outstanding...............                                 74,484,588
    Basic earnings per share from continuing
      operations......................................                              $        2.52
    Net income........................................                              $ 185,000,000
                                                                                    -------------
    Weighted average shares outstanding...............                                 74,484,588
    Basic earnings per share..........................                              $        2.48
Shares of Common Stock outstanding at December 31,
  1997................................................   75,099,648   75,099,648
    April 1998........................................        5,600        4,200
    July 1998.........................................       36,000       18,000
    October 1998......................................       11,444        2,861
    December 1998.....................................       18,000        1,500
                                                        -----------   ----------
Shares of Common Stock outstanding at December 31,
  1998................................................   75,170,692   75,126,209
                                                        -----------   ----------
                                                        -----------   ----------

    Income from continuing operations.................                              $ 163,000,000
                                                                                    -------------
    Weighted average shares outstanding...............                                 75,126,209
    Basic earnings per share from continuing
      operations......................................                              $        2.17
    Net income........................................                              $ 164,000,000
                                                                                    -------------
    Weighted average shares outstanding...............                                 75,126,209
    Basic earnings per share..........................                              $        2.18
Shares of Common Stock outstanding at December 31,
  1998................................................   75,170,692   75,170,692
    Shares repurchased
        January 1999..................................      (82,800)     (82,800)
        February 1999.................................   (1,240,300)  (1,136,942)
        March 1999....................................   (1,449,500)  (1,207,917)
        April 1999....................................     (639,000)    (479,250)
        May 1999......................................   (2,125,100)  (1,416,733)
        June 1999.....................................   (1,651,100)    (963,142)
        July 1999.....................................     (435,200)    (217,600)
        August 1999...................................   (1,270,600)    (529,417)
        October 1999..................................      (10,594)      (2,648)
    Shares issued
        April 1999....................................        6,000        4,500
        June 1999.....................................        3,000        1,750
        August 1999...................................        8,960        3,733
        October 1999..................................      201,773       50,443
        October 1999..................................        5,868        1,467
        November 1999.................................        9,000        1,500
        December 1999.................................        7,468          622
                                                        -----------   ----------
Shares of Common Stock outstanding at December 31,
  1999................................................   66,508,567   69,198,258
                                                        -----------   ----------
                                                        -----------   ----------






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

                                                                                      EARNINGS
                                                                       WEIGHTED        (LOSS)
                                                          SHARES        AVERAGE          PER
                                                        OUTSTANDING   # OF SHARES       SHARE
                                                        -----------   -----------   -------------
    Loss from continuing operations...................                              $(326,000,000)
                                                                                    -------------
    Weighted average shares outstanding...............                                 69,198,258
    Basic loss per share from continuing operations...                              $       (4.71)
    Net loss..........................................                              $(288,000,000)
                                                                                    -------------
    Weighted average shares outstanding...............                                 69,198,258
    Basic loss per share..............................                              $       (4.16)

DILUTED
Shares of Common Stock outstanding at December 31,
  1997................................................   75,099,648   74,646,434
                                                        -----------   ----------
                                                        -----------   ----------
    Income from continuing operations.................                              $ 188,000,000
                                                                                    -------------
    Weighted average shares outstanding...............                                 74,646,434
    Diluted earnings per share from continuing
      operations......................................                              $        2.52
    Net income........................................                              $ 185,000,000
                                                                                    -------------
    Weighted average shares outstanding...............                                 74,646,434
    Diluted earnings per share........................                              $        2.48
Shares of Common Stock outstanding at December 31,
  1997................................................   75,099,648   75,099,648
    April 1998........................................        5,600        4,200
    July 1998.........................................       36,000       18,000
    October 1998......................................       11,444        2,861
    December 1998.....................................       18,000        1,500
    Options...........................................      505,000      119,939
    Time-vested restricted stock......................      614,327      357,813
    Performance-based restricted stock................    1,842,982       92,687
                                                        -----------   ----------
Shares of Common Stock outstanding at December 31,
  1998................................................   78,133,001   75,696,648
                                                        -----------   ----------
                                                        -----------   ----------
    Income from continuing operations.................                              $ 163,000,000
                                                                                    -------------
    Weighted average shares outstanding...............                                 75,696,648
    Diluted earnings per share from continuing
      operations......................................                              $        2.15
    Net income........................................                              $ 164,000,000
                                                                                    -------------
    Weighted average shares outstanding...............                                 75,696,648
    Diluted earnings per share........................                              $        2.17
Shares of Common Stock outstanding at December 31,
  1998................................................   75,170,692   75,170,692
    Shares repurchased
        January 1999..................................      (82,800)     (82,800)
        February 1999.................................   (1,240,300)  (1,136,942)
        March 1999....................................   (1,449,500)  (1,207,917)
        April 1999....................................     (639,000)    (479,250)
        May 1999......................................   (2,125,100)  (1,416,733)
        June 1999.....................................   (1,651,100)    (963,142)
        July 1999.....................................     (435,200)    (217,600)
        August 1999...................................   (1,270,600)    (529,417)
        October 1999..................................      (10,594)      (2,648)
    Shares issued
        April 1999....................................        6,000        4,500
        June 1999.....................................        3,000        1,750
        August 1999...................................        8,960        3,733






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(table continued from previous page)

                                                                                      EARNINGS
                                                                       WEIGHTED        (LOSS)
                                                          SHARES        AVERAGE          PER
                                                        OUTSTANDING   # OF SHARES       SHARE
                                                        -----------   -----------   -------------
        October 1999..................................      201,773       50,443
        October 1999..................................        5,868        1,467
        November 1999.................................        9,000        1,500
        December 1999.................................        7,468          622
    Options...........................................      538,000       --
    Time-vested restricted stock......................      396,128       --
    Performance-based restricted stock................    1,816,096       --
                                                        -----------
Shares of Common Stock outstanding at December 31,
  1999................................................   69,258,791   69,198,258
                                                        -----------   ----------
                                                        -----------   ----------
    Loss from continuing operations...................                              $(326,000,000)
                                                                                    -------------
    Weighted average shares outstanding...............                                 69,198,258
    Diluted loss per share from continuing
      operations......................................                              $       (4.71)
    Net loss..........................................                              $(288,000,000)
                                                                                    -------------
    Weighted average shares outstanding...............                                 69,198,258
    Diluted loss per share............................                              $       (4.16)